Exhibit 21.1

JOHN BEAN TECHNOLOGIES CORPORATION SUBSIDIARY LIST

Legal Entity Name	Jurisdiction of Organization

John Bean Technologies Corporation	Delaware [USA]
John Bean Technologies LLC	Delaware [USA]
JBT Equipment Finance LLC	Delaware [USA]
JBT Holdings LLC	Delaware [USA]
Tipper Tie, Inc.	Delaware [USA]
Avure U.S., Inc.	Delaware [USA]
Avure Technologies Incorporated	Delaware [USA]
Bevcorp, LLC	Delaware [USA]
JBT Contract Services LLC	Delaware [USA]
CMS Technology, Inc.	Delaware [USA]
Prime Equipment Group, LLC	Ohio [USA]
Proseal America, Inc.	Virginia [USA]
A & B Process Systems Corp.	Wisconsin [USA]
AutoCoding Systems Pty Limited	Australia
AutoCoding Systems Limited	United Kingdom
International Packaging Solutions Limited	United Kingdom
JBT Alco-food-machines GmbH	Germany
JBT FTNON B.V.	Netherlands
JBT Food and Dairy Systems B.V.	Netherlands
JBT Food and Dairy Systems Mexico, S.A. de C.V.	Mexico
JBT Food and Dairy Systems SARL	France
JBT International (Thailand) Ltd.	Thailand
JBT Kunshan Holdings Ltd.	Hong Kong
JBT Malaysia Sdn. Bhd.	Malaysia
JBT Ningbo Holdings Ltd.	Hong Kong
JBT Shanghai Holdings Ltd.	Hong Kong
John Bean Technologies Chile Limitada	Chile
John Bean Technologies (Ningbo) Company Ltd.	China
John Bean Technologies (Proprietary) Ltd.	South Africa
John Bean Technologies (Shanghai) Company Ltd.	China
John Bean Technologies (Thailand) Ltd.	Thailand
John Bean Technologies AB	Sweden
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Australia Ltd.	Australia
John Bean Technologies B.V.	Netherlands
John Bean Technologies Canada Limited	Canada
John Bean Technologies de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies Europe B.V.	Netherlands
John Bean Technologies Foodtech Spain S.L.	Spain
John Bean Technologies GmbH	Germany
John Bean Technologies Hong Kong Ltd.	Hong Kong
John Bean Technologies India Pvt. Ltd.	India
John Bean Technologies K.K.	Japan

John Bean Technologies Ltd.	United Kingdom
John Bean Technologies Máquinas e Equipamentos Industriais Ltda.	Brazil
John Bean Technologies Middle East FZE	UAE
John Bean Technologies N.V.	Belgium
John Bean Technologies NZ Limited	New Zealand
John Bean Technologies OOO	Russia
John Bean Technologies Philippines Corp.	Philippines
John Bean Technologies S.A.S.	France
John Bean Technologies S.p. Z.o.o.	Poland
John Bean Technologies S.P.A.	Italy
John Bean Technologies S.R.O.	Czech Republic
John Bean Technologies Singapore Pte. Ltd.	Singapore
John Bean Technologies Singapore Holdings Pte. Ltd.	Singapore
Newco 1001 Limited	United Kingdom
PLF International Limited	United Kingdom
Proseal Australia PTY Ltd	Australia
Proseal UK Limited	United Kingdom
PT John Bean Technologies Indonesia	Indonesia
Schröder Maschinenbau GmbH	Germany
Tipper Tie Technopack GmbH	Germany
Urtasun Tecnología Alimentaria S.L.	Spain